COMMERCIAL LEASE

     1. PARTIES. This Lease is made this _____ day of ________, 1997, by and between Marks Holding Company, Inc., a Florida corporation, (herein called "Landlord") and Ken Marks Ford, Inc. (herein called "Tenant").

     2. PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord, upon all of the conditions set forth herein, that certain real property situated in Pinellas County, Florida, commonly known as __________ and described as __________ in Exhibit "A" attached hereto and made a part hereof. Said real property, including the land and all improvements thereon, is herein called the "Property."

     3. TERM AND POSSESSION.

     3.1 Initial Term. The initial term hereof shall be for ten (10) years commencing on [insert closing date] ("Commencement Date") and ending on __________, unless sooner terminated pursuant to any provision hereof.

     3.2 Extended Term(s). The Tenant shall have the option, to be exercised as hereinafter provided, to extend the term of this Lease for two (2) successive period(s) of five (5) years(s) each (each such period herein referred to as the "Extended Term"), upon the condition that the Lease is in full force and effect and there is no default in the performance of any condition hereof at the time of exercise of the option and at the commencement of the Extended Term. Each Extended Term shall be upon the same conditions and terms, and the rent determined and payable, as provided in this Lease, except that there shall be no privilege to extend the term beyond the expiration of the second Extended Term. The Tenant shall exercise the option for an Extended Term by notifying the Landlord in writing at least twelve (12) months prior to the expiration of the then current term. Upon such exercise, this Lease shall be deemed extended without the execution of any further lease or other instrument. Any reference herein to the lease term shall include, in addition to the Initial Term, the Extended Term(s) as to which Tenant exercises its option.

     4. RENT.

     4.1 Rent Payment, Proration and Sales Taxes. All rental payments due hereunder shall be paid without notice or demand, and without abatement, deduction or setoff for any reason unless specifically provided herein. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly rent installment based on the number of days in such period and the number of days in the month in question. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing. In addition,



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Tenant  shall pay to  Landlord  all sales and use taxes  imposed by the State of
Florida or any other governmental authority from time to time, upon said rent and any other charges hereunder upon which sales and use taxes are imposed.

     4.2 No Waiver. The acceptance by the Landlord of monies from the Tenant as rent or other sums due shall not be an admission of the accuracy or the sufficiency of the amount of such rent or other sums due nor shall it be deemed a waiver by Landlord of any right or claim to additional or further rent or other sums due.

     4.3 Initial Rent. Tenant shall pay to Landlord as rent for the Property for the first five (5) lease years, monthly payments of minimum rent in the amount of Ninety-Five Thousand Dollars ($95,000.00), in advance, on or before the first day of each month throughout the first lease year.

     4.4 Rent Adjustments. Commencing at the beginning of the sixth, eleventh, thirteenth, fifteenth, seventeenth and nineteenth lease years (if applicable), the monthly minimum rent payable under Section 4.1 above shall be adjusted annually by the increase, if any, from the Commencement Date, in the Consumer Price Index published by the Bureau of Labor Statistics of the U.S. Department of Labor Statistics for All Urban Consumers, U.S. City Average (1982-84 = 100), All Items, herein referred to as "C.P.I." The adjusted monthly minimum rent shall be calculated as follows: the minimum rent payable for the first month of the term hereof, as set forth in Section 4.1 above, shall be multiplied by a fraction, the numerator of which shall be the C.P.I. for the month immediately preceding the effective date of the subject rent adjustment, and the denominator of which shall be the C.P.I. for the first month of the lease term. The sum so calculated shall constitute the new monthly minimum rent hereunder until the subsequent adjustment, but in no event shall any adjustment reduce the minimum rent to an amount lower than the minimum rent payable for the month immediately preceding the date of adjustment. No delay in establishing the rent adjustment shall be a waiver of Landlord's right to later collect the difference between the rental at the rate prior to adjustment, which shall continue to be paid until the adjustment is established, and the rental rate after adjustment. In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Landlord and Tenant cannot agree on an alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said arbitration shall be paid equally by Landlord and Tenant.

     5. USE.

     5.1 Use. The Property shall be used and occupied only for an automobile dealership and ancillary uses and for no other purpose. Without limiting the foregoing, Tenant shall not use nor permit the use of the Property in any manner that

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will  tend to create  waste or a  nuisance  or, if there  shall be more than one tenant in the building containing the Property, shall tend to disturb or interfere with the rights of such other tenants.

     5.2 Compliance with Law and Restrictions. Tenant shall, at Tenant's expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city government, and of any and all of their departments and bureaus, applicable to the Property, as well as all covenants and restrictions of record, and other requirements in effect during the term or any part thereof, which regulate the use by Tenant of the Property. To the best of Landlord's knowledge, the Property is in good operating condition, reasonable wear and tear excepted, and is in compliance with all applicable law as of the date hereof.

     6. MAINTENANCE, REPAIRS AND ALTERATIONS.

     6.1 Casualty and Condemnation. The specific provisions hereof relating to repairs after casualty or condemnation shall take precedence over the terms of this Section 7, but only to the extent in conflict herewith.

     6.2 Maintenance. Tenant shall, at Tenant's sole cost and expense, maintain the Property and all components thereof throughout the lease term, (including painters and maintenance of lighting fixtures) in good, safe and clean order, condition and repair, including without limitation all plumbing, heating, air conditioning, ventilating, and electrical facilities and all components thereof, serving the Property***, excepting (a) reasonable wear and tear, (b) loss or damage resulting from a casualty loss and (c) loss or damage resulting from a condemnation. Upon the occurrence and continuance of an Event of Default, and, If Tenant fails to perform Tenant's obligations under this Section 7 or under any other section hereof, Landlord may at Landlord's option enter upon the Property after ten (10) days' prior written notice to Tenant (except in the case of emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf, and put the Property in good, safe and clean order, condition and repair, and the cost thereof together with interest thereon at the Default Rate, shall be due and payable as additional rent to Landlord together with Tenant's next rental installment. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Property in good order, condition and repair.

     6.3 Plate Glass. Tenant shall maintain all plate glass, if any, within or on the perimeter of the Property.

     6.4 Termination of Lease. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Property to Landlord in the same condition as received, ordinary wear and tear casualty loss in the process of repair and condemnation loss excepted, clean and free of debris. Tenant's moveable machinery,

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furniture,  fixtures  and  equipment,  other  than that  which is affixed to the
Property, may be removed by Tenant upon expiration of the lease term. Tenant shall repair all damage caused by this removal. Tenant shall repair any damage to the Property occasioned by the installation or removal of its trade fixtures, furnishings and equipment. Upon termination of this Lease for any cause whatsoever, if Tenant fails to remove its effects, they shall be deemed abandoned, and Landlord may, at its option, remove the same in any manner that the Landlord shall choose, store them without liability to the Tenant for loss thereof, and the Tenant agrees to pay the Landlord on demand any and all expenses incurred in such removal, including court costs, attorney's fees and storage charges for any length of time the same shall be in the Landlord's possession. Tenant shall deliver all keys and combinations to locks within the Property to Landlord upon termination of this Lease for any reason. Tenant's obligations to perform under this provision shall survive the end of the lease term.

     7. Alterations and Additions.

     (a) Tenant shall not, without Landlord's prior written consent, make any material alterations, improvements, additions, or Utility Installations (as defined below) in, on, or to the Property. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of such improvements, to insure Landlord against any liability for construction liens and to insure completion of the work. Landlord may require that Tenant remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Property to its prior condition. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, in addition to all other remedies of Landlord for Tenant's breach, Landlord may require that Tenant remove any or all of the same. As used in this Section, the term "Utility Installation" shall mean, air lines, power panels, electrical distribution systems, air conditioning and plumbing, if any.

     (b) Any material alteration, improvement, addition or Utility Installation in or to the Property that Tenant shall desire to make shall be presented to Landlord for approval in written form, with proposed detailed description or plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring all necessary permits to do the work from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work, the compliance by Tenant with all conditions of said permits.

     (c) Tenant shall pay, when due, and hereby agrees to indemnify and hold harmless Landlord for and from, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant, at or for use in the Property, which claims are or may be secured by any construction lien against the Property or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work on the Property which might give rise to any such lien or claim of lien, and Landlord shall have the right to post notices of non-

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responsibility  in or on the  Property as provided by law. If Tenant  shall,  in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Property, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien, claim or demand indemnifying Landlord against liability for the same and holding the Property free from the effect of such lien, claim or demand. In addition, Landlord may require Tenant to pay Landlord's attorney's fees and costs in participating in such action if Landlord shall decide it is in its best interests to do so.

     (d) Unless Landlord requires their removal, all alterations, improvements, additions and Utility Installations made on the Property shall become the property of Landlord and remain upon and be surrendered with the Property at the expiration of the lease term without compensation to Tenant.

     7.1 Landlord's Interest Not Subject to Liens. As provided in ss.713.10, Florida Statutes, the interest of Landlord shall not be subject to liens for improvements made by Tenant, and Tenant shall notify any contractor making such improvements of this provision. An appropriate notice of this provision may be recorded by Landlord in the Public Records of Pinellas County, Florida, in accordance with said statute, without Tenant's joinder or consent.

     8. INSURANCE; INDEMNITY.

     8.1 Property Insurance - Tenant. Tenant shall at all times during the term hereof, at its expense, maintain a policy or policies insuring the Property against loss or damage by fire, explosion, and other hazards and contingencies ("all risk," as such term is used in the insurance industry), and plate glass insurance as required in the reasonable discretion of Landlord, in an amount of not less than full replacement value, as same may change from time to time.

     8.2 Liability Insurance - Tenant. Tenant shall, at Tenant's sole expense, obtain and keep in force during the term hereof a policy of bodily injury and property damage insurance, insuring Tenant and Landlord against any liability arising out of the use, occupancy or maintenance of the Property and the parking areas, walkways, driveways, landscaped areas and other areas exterior to the Property and appurtenant thereto. Such insurance shall be in an amount not less than Five Million Dollars ($5,000,000.00) combined single limit, and umbrella liability coverage for an additional Two Million Dollars ($2,000,000.00) Two Hundred Fifty Thousand Dollars ($250,000) property damage]. The policy shall insure performance by Tenant of the indemnity provisions of this Section 8. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. Upon demand, Tenant shall provide Landlord, at Landlord's expense, with such increased amounts of insurance as Landlord may reasonably require to afford Landlord adequate protection for risks insured under this

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Section.  Tenant,  as a material part of the  consideration to Landlord,  hereby assumes all risk of damage to property or injury to persons, in, upon or about the Property arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

     8.3 Employees Compensation - Tenant. Tenant shall maintain and keep in force all employees' compensation insurance required with respect to Tenant's operations of the Property under the laws of the State of Florida, and such other insurance as may be necessary to protect Landlord against any other liability to person or property arising hereunder by operation of law, whether such law is now in force or is adopted subsequent to the execution hereof.

     8.4 Tenant's Default. Should Tenant fail to keep in effect and pay for such insurance as it is in this section required to maintain, Landlord may do so, in which event, the insurance premiums paid by Landlord, together with interest thereon at the Default Rate from the date paid by Landlord, shall become due and payable forthwith and failure of Tenant to pay same on demand shall constitute a breach hereof.

     8.5 Tenant's Compliance. Tenant shall properly and promptly comply with and execute all rules, orders and regulations of the Southeastern Underwriter's Association for fire and other casualties, at Tenant's own cost and expense. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Section 8. Tenant agrees to pay any increase in the amount of insurance premiums over and above the rate now in force that may be caused by Tenant's use or occupancy of the Property. In the event any increase in premiums is caused by the act or omission of Tenant in violation of the terms hereof, payment by Tenant of such increase shall not release Tenant from liability for such violation.

     8.6 Insurance Policies. Insurance required hereunder shall be with good and solvent insurance companies satisfactory to Landlord; in the absence of other specific directions, such companies shall hold a "General Policyholders Rating" of at least A minus, or such other rating as may be required by a lender having a lien on the Property, as set forth in the most current issue of "Best's Insurance Guide". All policies shall name Landlord as an additional insured. Tenant shall deliver to Landlord copies of policies of insurance required to be provided by Tenant under this Section 8 or certificates evidencing the existence and amounts of such insurance and its compliance with the conditions set forth in this Section 8. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord, and the interest of Landlord under such policies shall not be affected by any default by Tenant under the provisions of such policies. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. If required by any mortgage encumbering the Property, the

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mortgagee  shall  also be a named or  additional  insured  and the  terms of all insurance policies shall comply with all other requirements of such mortgage.

     8.7 Waiver of Subrogation. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other, for loss or damage arising out of, or incident to the perils actually insured against under this Section 8, which perils occur in, on, or about the Property, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     8.8 Indemnity. Tenant shall indemnify and hold harmless Landlord from and against any and all injury, expense, damages and claims arising from Tenant's use of the Property, whether due to damage to the Property, claims for injury to the person or property of any other tenant of the building (if applicable) or any other person rightfully in or about the Property, from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant or its agents, servants, employees, licensees, customers, or invitees in or about the Property or elsewhere or consequent upon or arising from Tenant's failure to comply with applicable laws, statutes, ordinances or regulations, and Tenant shall further indemnify and hold harmless Landlord from and against any and all such claims and from and against all costs, attorney's fees, expenses and liabilities incurred in the investigation, handling or defense of any such claim or any action or proceeding brought in connection therewith by a third person or any governmental authority; and in case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord. This indemnity shall not require payment as a condition precedent to recovery.

     8.9 Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Property, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from latent defects or other conditions arising upon the Property or upon other portions of the building(s) of which the Property is a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the building in which the Property is located.

     9. DAMAGE OR DESTRUCTION.

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     9.1 Damage or Destruction. In the event that the Property should be damaged or destroyed by fire, tornado or other casualty then Landlord shall within forty-five (45) days after the date of such damage, commence to rebuild or repair the Property and shall proceed with reasonable diligence to restore the Property to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or others within the Property, and in any event Landlord's obligation to repair shall be limited to the extent proceeds of insurance are available for such purpose. Landlord shall, unless such damage is the result of any negligence or willful misconduct of Tenant or Tenant's employees or invitees, allow Tenant a fair diminution of rent during the time that the Property is unfit for occupancy. Notwithstanding any of the foregoing, in the event any mortgagee, under a deed of trust, security agreement or mortgage on the Property, should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Property shall be for the sole benefit of the Landlord and under its sole control. Notwithstanding the above, in the event such damage or destruction occurs in the last two years of the Initial Term or Extended Term, either Landlord or Tenant may, at their option elect to terminate this Lease.

     9.2 Abatement of Rent; Tenant's Remedies.

     (a) In the event of damage described in this Section 9 which Landlord or Tenant repairs or restores, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Property is impaired. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

     (b) If Landlord shall be obligated to repair or restore the Property under the provisions of this Section 9 and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice and Tenant shall have no other rights against Landlord.

     10. PROPERTY TAXES.

     10.1 Definition of "Real Property Taxes". As used herein, the term "real property taxes" shall include any form of tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes)


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imposed on the Property by any authority  having the direct or indirect power to
tax,  including  any  city,  state  or  federal   government,   or  any  school,
agricultural, sanitary, fire, street, drainage or other improvement district thereof, against any legal or equitable interest of Landlord in the Property or in the real property of which the Property is a part. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax" or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or (iii) which is imposed as a result of a transfer, either partial or total, of Landlord's possessory interest in the Property, or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. The term "real property tax" shall not include any income, estate or inheritance tax assessed against Landlord, documentary stamp tax imposed as a result of Landlord's transfer of the fee interest in the Property, or any sales tax on rent or other payments due from Tenant hereunder.

     10.2 Payment of Taxes. Tenant shall pay the real property taxes, as defined in Section 10.1, applicable to the Property throughout the lease term. If the term hereof shall not expire concurrently with the expiration of the tax year, Tenant's liability for real property taxes for the last partial lease year shall be prorated on an annual basis.

     10.3 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained on the Property or elsewhere or on any leasehold improvements made to the Property by Tenant, regardless of the validity thereof or whether title to such improvements shall be in the name of Tenant or Landlord. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant's personal property within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

     11. UTILITIES.

     (a) Tenant shall punctually pay for all water and sewer charges, and for all gas, heat, electricity, telephone, garbage collection and all other utilities and services consumed during the term hereof at the Property, together with any taxes thereon.

     (b) If charges to be paid by Tenant hereunder are not paid when due and Landlord elects to pay same, interest shall accrue thereon from the date paid by Landlord at the Default Rate, and such charges and interest shall be added to the subsequent month's rent and shall be collectible from Tenant in the same manner as rent. Landlord shall not be liable for damage to Tenant's business and/or inventory or for any other claim by Tenant resulting from an interruption in utility services.

     12. ASSIGNMENT AND SUBLETTING.

     12.1 Assignment. Tenant may assign or sublet all or any portion of its interest in the Lease and the Property. If Tenant assigns this Lease or sublets the Property or any portion thereof, it shall notify Landlord and shall submit in writing to Landlord; (i) the name of the assignee or subtenant; (ii) the nature of the assignee's or subtenant's business to be conducted on the Property; (iii) the terms of the assignment or sublease; and (iv) such financial information as Landlord may reasonably request concerning the assignee or subtenant.

     12.2 No Release or Waiver. Unless Landlord agrees in writing to the contrary, no subletting or assignment shall release Tenant from Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting hereof or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability hereunder.

13. DEFAULTS; REMEDIES.

     13.1 Defaults. The occurrence and continuance of any one or more of the following events shall constitute an Event of Default by Tenant:

     (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or vacate pursuant to applicable unlawful detainer or other statutes, such notice shall also constitute the notice required by this subsection;

     (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions hereof to be observed or performed by Tenant, other than described in Subsection (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant.

     (d) (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined under the Federal Bankruptcy Code or any successor statute thereto or any other statute affording debtor relief, whether state or federal, (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days), or admits in writing its present insolvency or inability to pay its debts as they mature; (iii) the appointment of a trustee or receiver to take possession of all or a substantial portion of Tenant's assets located at the Property or of Tenant's interest in this Lease; or (iv) the attachment, execution or other judicial seizure of all or a substantial portion of Tenant's assets located at the Property or of Tenant's interest in this Lease; and/or

     (e) The discovery by Landlord that any financial statement, warranty, representation or other information given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligation hereunder, in connection with this Lease, was materially false or misleading when made or furnished.

     13.2 Remedies. Upon the occurrence and during the continuance of an event of default by Tenant, Landlord may (but shall not be obligated), with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

          (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including accrued rent, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation and alteration of the Property, reasonable attorney's fees, and any customary and normal real estate commission actually paid to third parties;

          (b) Reenter and take possession of the Property and relet or attempt to relet same for Tenant's account, holding Tenant liable in damages for all expenses incurred by Landlord in any such reletting and for any difference between the amount of rents received from such reletting and those due and payable under the terms hereof. In the event Landlord relets the Property, Landlord shall make reasonable efforts to lease the Property or portions thereof for such periods of time and such rentals and for such use and upon such covenants and conditions as Landlord, in its reasonable discretion, may elect, and Landlord may make such repairs to the Property as Landlord may deem reasonably necessary. Landlord shall be entitled to bring such actions or proceedings for the recovery of any deficits due to Landlord as it may deem advisable, without being obliged to wait until the end of the term, and commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals, nor shall anything done by Landlord pursuant to this Subsection 13.2(b) limit or prohibit Landlord's right at any time to pursue other remedies of Landlord hereunder;

          (c) Declare all rents and charges due hereunder immediately due and payable, and thereupon all such rents and fixed charges to the end of the term shall thereupon be accelerated, and Landlord may, at once, take action to collect the same by distress or otherwise. In the event of acceleration of rents and other charges due hereunder which cannot be exactly determined as of the date of acceleration and/or judgment, the amount of said rent and charges shall be as determined by trier of fact in a reasonable manner based on information such as previous fluctuations in the C.P.I. and the like;

          (d) Perform any of Tenant's obligations on behalf of Tenant in such manner as Landlord shall reasonably deem appropriate, including payment of any moneys necessary to perform such obligation or obtain legal advice, and all expenses incurred by Landlord in connection with the foregoing, as well as any other amounts necessary to compensate Landlord for all detriment caused by Tenant's failure to perform which in the ordinary course would be likely to result therefrom, shall be immediately due and payable from Tenant to Landlord upon Tenant's receipt of an invoice from Landlord for the same, with interest at the Default Rate; such performance by Landlord shall not cure the default of Tenant hereunder, unless Tenant fails to reimburse Landlord for such performance within five (5) days of demand for the same, and Landlord may proceed to pursue any or all remedies available to Landlord on account of Tenant's Event of default; if necessary Landlord may enter upon the Property after ten (10) days' prior written notice to Tenant (except in the case of emergency, in which case no notice shall be required), perform any of Tenant's obligations with respect to which an Event of Default on the part of Tenant is in default; and/or

          (e) Pursue any other remedy now or hereafter available to Landlord under applicable law Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms hereof shall bear interest from the date due at the Default Rate.

     13.3 No Waiver. No reentry or taking possession of the Property by Landlord shall be construed as an election on its part to terminate this Lease, accept a surrender of the Property or release Tenant from any obligations hereunder, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or reentry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to

Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other or subsequent violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other or subsequent violation or default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs which are the obligation of Tenant under this Lease undertaken by Landlord following possession. Should Landlord at any time terminate this Lease for any event of default. Subject to Section 13.2, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Property and the loss of rent for the remainder of the Lease term. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The delivery of keys to any employee or agent of Landlord shall not operate as a termination hereof or a surrender of the Property.

     13.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Property. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to $3,000.00. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. The parties agree that the payment of late charges and the payment of interest as provided elsewhere herein are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant and the payment of late charges is to compensate Landlord for administrative and other expenses incurred by Landlord.

     13.5 Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at a rate per annum equal to 18%(the "Default Rate") from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant.

Notwithstanding any other term or provision hereof, in no event shall the total of all amounts paid hereunder by Tenant and deemed to be interest exceed the amount permitted by applicable usury laws, and in the event of payment by Tenant of interest in excess of such permitted amount, the excess shall be applied towards damages incurred by Landlord or returned to Tenant, at Landlord's option.

     13.6 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or other monetary obligation which Tenant is late in paying, Tenant shall pay to Landlord, if Landlord shall so request, in addition to any other payments required under this Lease, monthly advance installments, payable at the same time as the rent is paid for the month to which it applies, in amounts required as estimated by Landlord to establish a fund for real property tax and insurance expenses on the Property which are payable by Tenant under the terms hereof. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Landlord by Tenant under the provisions of this Section 13.6 are insufficient to discharge the obligations of Tenant to pay such real property taxes and insurance premiums as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, additional sums necessary to pay such obligations. All moneys paid to Landlord under this Section 13.6 may be intermingled with other monies of Landlord and shall not bear interest.

     13.7 Default by Landlord. Landlord shall not be in default unless (a) Landlord breaches its obligations under Section 25 or (b) Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Property whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation that Landlord has failed to perform;

     14. CONDEMNATION. If the Property or any portion thereof is taken under the power of eminent domain, or sold under the threat of the exercise of said power (either of which is herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty five percent (25%) of the Property or such portion thereof as will make the Property unusable for the purposes herein leased is taken by condemnation, Tenant may terminate this Lease by notice to the other, in writing, only within thirty (30) days after Landlord shall have given Tenant written notice of such condemnation or pending condemnation (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession), such termination to take effect as of the date the condemning authority takes possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Property remaining, except that the rent shall be reduced in the proportion that the area of the Property taken bears to the total area of the Property, and Tenant shall have no other rights or remedies as a result of such condemnation. Both Landlord and Tenant shall have the right to claim and collect any award or settlement from the condemnation proceedings for damages to their respective interest in the Property, at their respective expense.

     15. ESTOPPEL CERTIFICATE.

     15.1 Certificate. Tenant shall at any time upon not less than ten (10) business days' prior written notice from Landlord execute, acknowledge and deliver to Landlord and/or any lender or purchaser designated by Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if applicable, and
(ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any purchaser or encumbrancer of the Property.

     15.2 Failure to Deliver Certificate. At Landlord's option, Tenant's failure to deliver such statement within such time shall be a material breach by Tenant under this Lease or shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and
(iii) that no rent has been paid in advance.

     15.3 Financial Statements. If Landlord desires to finance, refinance, or sell the Property, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord the past three (3) years financial statements of Tenant and any guarantor, in such detail as may be reasonably required by such lender or purchaser. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes of assessing the status of Tenant's tenancy and the value of the Property.

     16. SUBORDINATION.

     Landlord agrees to utilize its reasonable best efforts to obtain a subordination, non-disturbance and attornment agreement on terms reasonably satisfactory to Tenant, with respect to all current and future mortgages encumbering all or a portion of the Property.

     17. NOTICES.

     (a) Except as provided in subsection (b) below, any notice, demand, request or other communication ("Notice") required or permitted to be given hereunder shall be in writing and shall be deemed given when mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to Tenant or to Landlord at the address noted below the signature of such party. Notice given by any other means shall be deemed given when actually received in writing. Either party may by notice to the other specify a different address for Notice purposes, which shall only be effective upon receipt, except that upon Tenant's taking possession of the Property, the Property shall constitute Tenant's address for Notice purposes. A copy of all Notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

     18 INCORPORATION OF PRIOR AGREEMENTS: AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the Landlord nor any of its employees or agents has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Property, and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Property, and the compliance thereof with all applicable laws and regulations in effect during the term hereof, except as otherwise specifically stated in this Lease.

     19. ATTORNEY'S-FEES. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action shall be entitled to recover reasonable attorney's and legal assistant's fees and costs incurred in connection therewith, on appeal or otherwise, including those incurred in arbitration, mediation, administrative or bankruptcy proceedings and in enforcing any right to indemnity herein.

     20. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant (other than monetary payments, owed by Tenant to Landlord), Landlord or Tenant, as applicable, shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant, as applicable.

     21. HOLDING OVER. If Tenant, with Landlord's consent, remains in possession of the Property or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions hereof pertaining to the obligations of Tenant, but all options and rights of first refusal, if any, granted under the terms hereof shall be deemed terminated and be of no further effect during said month to month tenancy. If Tenant shall hold over without Landlord's express written consent, Tenant shall become a tenant at sufferance and rental shall be due at a rate equal to 150% of the rent payable immediately prior to the expiration of the term. The foregoing provisions shall not limit Landlord's rights hereunder or provided by law in the event of Tenant's default.

     22. LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Property at reasonable times for the purpose of inspecting the same, posting notices of non-responsibility, showing the same to prospective purchasers, lenders, or tenants, performing any obligation of Tenant hereunder of which Tenant is in default, all without being deemed guilty of an eviction of Tenant and without abatement of rent, Landlord hereby indemnifies and holds Tenant harmless from all loss, claims, damage, liability and expenses (including, without limitation, reasonable attorney's fees) incurred as a result of the exercise by Landlord of its rights hereunder. No provision hereof shall be construed as obligating Landlord to perform any repairs, alterations or to take any action not otherwise expressly agreed to be performed or taken by Landlord. Landlord may at any time place on or about the Property reasonable "For Sale" signs and Landlord may at any time during the last 365 days of the term hereof place on or about the Property reasonable "For Lease" signs, all without rebate of rent or liability to Tenant.

     23. QUIET ENJOYMENT. Upon Tenant paying the rent for the Property and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Property for the entire term hereof subject to all of the provisions hereof.

     24. LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Property, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds previously delivered by Tenant to Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to transfer of funds as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership.

     25. BINDING EFFECT: CHOICE OF LAW. This Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Property is located.

     26. SEVERABILITY. The invalidity of any provision hereof under applicable law shall in no way affect the validity of any other provision hereof.

     27. TIME OF ESSENCE. Time is of the essence hereof.

     28. ADDITIONAL RENT: SURVIVAL. Any and all monetary obligations of

Tenant under the terms hereof shall be deemed to be rent, shall be secured by any available lien for rent, and to the extent accrued shall survive expiration or termination of the term hereof.

     29. COVENANTS AND CONDITIONS. Each provision hereof performable by Tenant shall be deemed both a covenant and a condition.

     30. MERGER. The voluntary or other surrender hereof by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

     31. SECURITY MEASURES. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, its agents and invitees from acts of third parties.

     32. AUTHORITY. If Tenant is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity, and Tenant shall, within fifteen (15) days after execution hereof, deliver to Landlord evidence of such authority satisfactory to Landlord.

     33. CONSTRUCTION. Any conflict between the printed provisions hereof and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. Headings used herein shall not affect the interpretation hereof, being merely for convenience. The terms "Landlord" and "Tenant" shall include the plural and the singular and all grammar shall be deemed to conform thereto. If more than one person executes this Lease, their obligations shall be joint and several. The use of the words "include," "includes" and "including" shall be without limitation to the items which may follow.

     34. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Property without first having obtained Landlord's prior written consent.

     35. CAPTIONS. The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience or reference only, and are not to be deemed part of or used in construing this Lease.

     36. ARBITRATION. In the event of any dispute between the Landlord and Tenant with respect to any issue specifically mentioned in this Lease as a matter to be decided by arbitration, such dispute shall be determined by arbitration in accordance

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


with the laws of the State of Florida dealing with arbitration, or in the absence of such laws, the rules of the American Arbitration Association. The decision resulting from the arbitration shall be binding, final and conclusive on the parties, and a decision thereon may be entered by a court having jurisdiction.

     37. RADON GAS DISCLOSURE. The following language is required by law in any contract involving the sale or lease of any building within the State of
Florida:

     "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

     38. ENVIRONMENTAL COMPLIANCE.

     (a) Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Property, or transport to or from the Property, any Hazardous Substance (as defined below), except in compliance with applicable Environmental Law, or allow any other person or entity to do so. Subject to Section 40 (f), Tenant shall keep and maintain the Property in compliance with, and shall not cause or permit the Property to be in violation of, any Environmental Laws (as defined below). It being agreed that Tenant has no obligations with respect to any pre-existing condition.

     (b) Tenant shall give reasonably prompt notice to Landlord of (i) any proceeding against or formal written inquiry to Tenant by any governmental authority (including without limitation the Florida Environmental Protection Agency or Florida Department of Health and Rehabilitative Services) with respect to the presence of any Hazardous Substance on the Property or the migration thereof from or to other property; and (ii) all claims received by Tenant that are made or threatened by any third party against Tenant, Landlord or the Property relating to any loss or injury resulting from any Hazardous Substance. obtaining actual knowledge of any occurrence or condition on any real property adjoining or in the vicinity of the Property that reasonably be expected to cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law or any regulation adopted in accordance therewith.

     (c) Tenant shall, indemnify and hold harmless Landlord, its directors, officers, employees, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys' fees and costs) arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, transport or presence of a Hazardous

Substance on, under, about, to or from the Property, including without limitation the costs of any necessary repair, cleanup or detoxification of the Property, in any way arising from the acts of Tenant.

     (d) "Environmental Laws" shall mean any federal, state or local law, statute, ordinance or regulation pertaining to the environmental conditions on, under or about the Property, including without limitation the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), 42 U.S.C. Sections 6901 et seq. The term "Hazardous Substance" shall include without limitation: (i) those substances included within the definition of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in any Florida Statute and in the regulations promulgated pursuant to any Florida Statute;
(iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iv) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (v) any material, waste or substance which is (1) petroleum,
(2) asbestos, (3) polychlorinated biphenyls, (4) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, (5) flammable explosive, or (6) radioactive materials.

     (e) Landlord shall have the right to inspect the Property and audit Tenant's operations thereon to ascertain Tenant's compliance with the provisions of this Lease at any reasonable time, Landlord shall have the right, but not the obligation, to enter upon the Property and perform any obligation of Tenant hereunder of which Tenant is in default, including without limitation any remediation necessary due to environmental impact of Tenant's operations on the Property, without waiving or reducing Tenant's liability for Tenant's default hereunder.

     (f) Landlord shall indemnify and hold harmless Tenant, its directors, officers, employees, agents, successor and assigns from and against any and all loss, damage, cost, expense or liability arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, transport or presence of a Hazardous Substance on, under, about, to or from the Property, in any way arising from the acts of Landlord, any predecessors-in-title of Landlord, any third party for which Landlord is responsible, or otherwise arising before the date hereof.

     (g) All of the terms and provisions of this Section 40 shall survive expiration or termination of this Lease for any reason whatsoever.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PROPERTY.

     LANDLORD AND TENANT HEREBY IRREVOCABLY WAIVE THEIR RIGHT TO A JURY TRIAL IN THE EVENT OF ANY DISPUTE BETWEEN THEM REGARDING THIS LEASE.

WITNESSES:                                         LANDLORD:


-----------------------------                      ---------------------------
Signature
                                                   Date:
                                                        ----------------------
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Print name

                                                   Address:

                                                   ---------------------------

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Signature

Print name

                                                   TENANT:
                                                   Ken Marks Ford, Inc.


                                                   By:
-----------------------------                         ------------------------
Signature                                          Title:
                                                        ----------------------

                                                   Date:
                                                        ----------------------

-----------------------------
Print name                                         Address:

                                                   ---------------------------
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Signature

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Print name

0132152.01
07/10/97 5:46 PM (d-1)